Exhibit 99.1

Regency Energy Partners Announces Expansion of Processing Facility in North Louisiana

DALLAS, August 27, 2012 – Regency Energy Partners LP (NYSE: RGP), (“Regency” or the “Partnership”), announced today it will construct an expansion of its Dubach processing facility in North Louisiana. The Dubach Expansion will increase the processing capacity of the facility to 210 MMcf/d by adding an incremental 70 MMcf/d of cryogenic processing capacity and 20 MMcf/d of JT capacity.

“We have seen volumes at our Dubach facility continue to grow throughout the first half of 2012 due to increased drilling around our facilities,” said Jim Holotik, Regency’s chief commercial officer. “This expansion will allow us to process new production from the area and provide more efficient liquids recovery across the facility.”

The $75 million Dubach Expansion will also include the construction of high-pressure gathering lines to bring production to the facility. The project, which is expected to come online in the second quarter of 2013, is backed by fee-based contracts and an acreage dedication.

This release includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. Although we believe our forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, we cannot give any assurance that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. Additional risks include: volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for Regency Energy Partners LP (Partnership) as well as for producers connected to the Partnership’s system and its customers, the level of creditworthiness of, and performance by the Partnership’s counterparties and customers, the Partnership's ability to access capital to fund organic growth projects and acquisitions, and the Partnership’s ability to obtain debt and equity financing on satisfactory terms, the Partnership's use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in the Partnership's transactions, changes in commodity prices, interest rates, and demand for the Partnership's services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership's ability to obtain required approvals for construction or modernization of the Partnership's facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking statements.

These and other risks and uncertainties are discussed in more detail in filings made by the Partnership with the Securities and Exchange Commission, which are available to the public. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Regency Energy Partners LP (NYSE: RGP) is a growth-oriented, master limited partnership engaged in the gathering and processing, contract compression, contract treating and transportation of natural gas and the transportation, fractionation and storage of natural gas liquids. Regency's general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, please visit Regency’s website at www.regencyenergy.com.

CONTACT:

Investor Relations:
Lyndsay Hannah
Regency Energy Partners
Manager, Finance & Investor Relations
214-840-5477
ir@regencygas.com

Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785
vicki@granadopr.com